Exhibit 99.1

MURPHY OIL CORPORATION ANNOUNCES PRELIMINARY FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL AND OPERATING RESULTS

EL DORADO, Arkansas, January 25, 2017 – Murphy Oil Corporation (NYSE: MUR) today announced its preliminary financial and operating results for the fourth quarter ended December 31, 2016, including a net loss of $64 million, or $0.37 per diluted share.

Operating and financial highlights for the fourth quarter and full year 2016 include:

•	Produced volumes of 168 Mboepd in the fourth quarter and 176 Mboepd for full year
•	Spent $605 million on capital investments for full year, excluding acquisitions
•	Lowered lease operating expense per barrel by approximately 15 percent year-over-year, excluding Syncrude
•	Reduced selling and general expenses by approximately 14 percent year-over-year
•	Generated $1.2 billion cash from non-core asset divestitures during the year
•	Continued streamlining onshore portfolio by entering into an agreement to divest Canadian heavy oil asset at Seal
•	Expanded exploration portfolio by farming into a successfully drilled prospect in the Gulf of Mexico as well as capturing a block in Mexico’s deepwater bid round

FOURTH QUARTER 2016 FINANCIAL RESULTS

Murphy incurred a net loss of $64 million, or $0.37 per diluted share, for the fourth quarter 2016. The company reported an adjusted loss, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, of $27 million, or $0.16 per diluted share. Details for fourth quarter results can be found in the attached schedules.

During the quarter, the company recorded a $24 million after tax estimated redetermination expense related to an expected reduction in the company’s working interest covering the period from inception through year-end 2016 at the non-operated Kakap-Gumusut field in Block K Malaysia. The company expects to incur additional redetermination expense during 2017 for the period from the beginning of the year until the redetermination process is finalized, and the final adjustment will be settled in cash. The company is assuming that its working interest will be lowered, however, the amount of the reduction is not final until approved by Malaysian regulatory authorities.

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations totaled $221 million, or $14.24 per barrel of oil equivalent (boe) sold. Earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX) totaled $239 million, or $15.40 per boe sold.

Production in the fourth quarter 2016 averaged 168 thousand barrels of oil equivalent per day (Mboepd). Stronger production compared to previous quarterly guidance is attributed to shorter downtime and better well performance following the planned Kikeh and Sarawak turnarounds, in addition to stronger well results from new wells brought online in the Catarina area of the Eagle Ford Shale.

“2016 was a year of improving the company’s North American onshore portfolio while surviving one of our industry’s worst commodity price collapses. We successfully monetized non-core assets, including Montney midstream and Syncrude, while entering into a new unconventional liquids play in the Kaybob Duvernay,” stated Roger W. Jenkins, President and Chief Executive Officer. “The company is now set up with a solid balance sheet, ample liquidity and stabilized production levels while maintaining our top quartile dividend yield within cash flow,” Jenkins added.

FULL YEAR 2016 FINANCIAL RESULTS

Murphy incurred a net loss of $276 million, or $1.60 per diluted share, for the full year 2016. The company reported an adjusted loss, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, of $230 million, or $1.34 per diluted share. Details for full year 2016 results can be found in the attached schedules.

EBITDA from continuing operations totaled $804 million, or $12.59 per boe sold. EBITDAX totaled $906 million, or $14.18 per boe sold. Production for full year 2016 averaged 176  Mboepd.

The company continued to reduce costs over the course of the year. The full year 2016 lease operating expense was $7.87 per boe, excluding Syncrude, a 15 percent reduction from full year 2015. In addition, full year 2016 selling and general expenses declined approximately 14 percent from full year 2015 to $265 million.

CAPITAL STRUCTURE AND ASSET SALES

As of December 31, 2016, the company had $2.8 billion of outstanding fixed rate notes and $984 million in cash and liquid invested securities. The long term, fixed-rate notes, excluding the current maturity, have a weighted average maturity of 10.1 years and a weighted average coupon of 5.6 percent.

Murphy entered into an agreement during the fourth quarter to sell its heavy oil Seal asset for C$65 million to Baytex Energy Corp. The sale, which was subject to closing adjustments and other conditions typical of transactions of this nature, closed January 20, 2017. Over the course of 2016, Murphy has strategically divested non-core assets to reduce overall complexity and streamline its North American onshore portfolio. This will allow the company to focus on leveraging its expertise between three unconventional onshore plays along with concentrated offshore areas.

YEAR-END 2016 PROVED RESERVES

Murphy’s preliminary year-end 2016 proved reserves are 684.8 million barrels of oil equivalent (Mmboe) as compared to 774.0 Mmboe at year-end 2015. The change in year-over-year reserves is attributed to reductions of 121.4 Mmboe in divestitures and 64.3 Mmboe in production, combined with additions of 52.4 Mmboe in acquisitions and 44.1 Mmboe of other net extensions, discoveries and revisions. The 2016 reserve life index is 10.7 years. Final information related to the company’s year-end 2016 proved reserves will be provided in Murphy’s Form 10-K to be filed with the Securities and Exchange Commission in February.

REGIONAL OPERATIONS SUMMARY

North American Onshore

The North American onshore business produced over 86 Mboepd in the fourth quarter with 52 percent liquids and operating expenses of just over $7.00 per boe. For the full year, the onshore business produced 88 Mboepd at 53 percent liquids with operating expenses, excluding Syncrude, of just over $7.30 per boe.

Eagle Ford Shale – Production in the quarter averaged 46 Mboepd, which included 88 percent liquids, with 17 wells brought online. Full year production averaged 49 Mboepd with 53 wells brought online. This brings the company’s online operated well count to over 700 in the Eagle Ford Shale. The company continues to optimize its completion designs which are proving to yield increased productivity and are expected to continue to lead to higher estimated ultimate recoveries (EURs) field wide. Several new wells in the Catarina area are showing encouraging results, averaging 70 to 100 percent higher cumulative production than historical completions in the area over the same period.

Tupper Montney – Murphy averaged 204 million cubic feet per day (Mmcfd) of natural gas in the quarter and 200 Mmcfd for the full year. During the quarter, two new wells were brought online utilizing a longer lateral, higher sand concentration completion design. Along with the previous wells utilizing this similar design, the production profiles continue to support the increased type curve range of 10 to 14 billion cubic feet equivalent (Bcfe) with the latest wells projecting to exceed 17 Bcfe EURs.

Kaybob Duvernay – Production for the quarter averaged 3 Mboepd, which included 54 percent liquids. The four wells brought online in the gas condensate area in the third quarter, which were previously drilled by the joint venture partner, continue to perform at or above the normalized type curve. During the quarter Murphy drilled a two well pad, the first wells drilled since taking over operatorship, and these wells are expected to be brought online in the first quarter 2017. The drilling costs for these wells were competitive with peers in the area. At year-end, Murphy booked approximately 55 Mmboe attributed to this new asset, which puts the company ahead of its goal to replace the reserves sold at Syncrude last year.

Offshore

The offshore business produced over 81 Mboepd for the fourth quarter with 73 percent liquids and operating expenses just below $9.00 per boe. For the full year, the offshore business produced over 83 Mboepd with 73 percent liquids and operating expenses of $8.40 per boe.

Malaysia – Block K and Sarawak liquids averaged over 37 thousand barrels of liquids per day, while Sarawak natural gas production averaged over 115 Mmcfd during the fourth quarter. Full year production for Block K and Sarawak liquids averaged 39 thousand barrels of liquids per day while Sarawak natural gas averaged 106 Mmcfd. As scheduled, there were major turnarounds at the Kikeh floating production storage and offloading (FPSO) facility and Sarawak floating storage offloading (FSO) facility, cumulatively reducing production by approximately 4,900 boepd during the quarter. Both the Kikeh and Sarawak turnarounds were completed safely and ahead of schedule.

North America – Gulf of Mexico and East Coast Canada averaged over 23 Mboepd, comprised of 92 percent liquids, in the quarter. During the fourth quarter, Murphy reached an agreement with Chevron to participate in drilling Hoffe Park, a Gulf of Mexico Mississippi Canyon prospect in Block 166, with a 25 percent working interest. Chevron drilled the well late in the fourth quarter and successfully encountered hydrocarbons. The well operations have been suspended pending determination of the appraisal plan for the discovery.

Exploration – Murphy and its partners were the successful bidder in Mexico’s fourth phase, round one deepwater auction on Block 5, the most competitive block of the bid round. Under the terms of the joint venture, Murphy will be the operator with a 30 percent working interest. The block is located in the deepwater Salinas basin covering approximately 1,000 square miles and water depths in this block range from 2,300 to 3,600 feet. The initial exploration period for the license is four years and includes a work program commitment of one well.

2017 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE

Murphy is planning 2017 capital expenditures to be $890 million which assumes a West Texas Intermediate oil price of $52 per barrel and Henry Hub natural gas price of $3.10 per thousand cubic feet.

Approximately 65 percent of the total capital is being allocated towards the onshore unconventional businesses with a majority in the Eagle Ford Shale and Kaybob Duvernay. Offshore expenditures are focused on short-cycle projects that maintain existing assets and other activities expected to increase value-added production in future years. Field development and development drilling accounts for 85 percent of the annual capital expenditures.

Production for the first quarter 2017 is estimated in the range of 166 to 170 Mboepd with full year 2017 production to be in the range of 162 to 168 Mboepd. The North American onshore unconventional production is expected to be 55 percent of full year guidance. Full year production assumes an expected reduction following approval of the redetermination in the non-operated Kakap-Gumusut field in Malaysia. Details on guidance can be found in the attached schedules.

“Our focus in 2017 is three fold. First, allocating a majority of capital toward developing locations in the highest return areas in our onshore portfolio. Second, investing in selective offshore projects that deliver top quartile finding and development metrics. Third, covering all costs, including our dividend, within cash flow which will maintain our solid balance sheet,” Jenkins said. “Additionally, our activity in the Kaybob Duvernay is primarily targeting appraisal areas that will allow for further development plans to be formulated and ultimately support onshore value-added production growth complementing our Eagle Ford Shale and Montney assets,” Jenkins continued.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR JANUARY 26, 2017

Murphy will host a conference call to discuss fourth quarter 2016 results on Thursday, January 26, 2017, at 11:00 a.m. EDT. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing 1-800-263-8506. The telephone reservation number for the call is 8515016. Replays of the call will be available through the same address on the company’s website, and a recording of the call will be available through February 9, 2017, by calling 1-888-203-1112 and referencing reservation number 8515016. A replay of the conference call will also be available on the Murphy website at http://ir.murphyoilcorp.com.

FINANCIAL DATA

Summary financial data, operating statistics and a summary balance sheet for the fourth quarter and full year 2016 with comparisons to the same periods from the previous year are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods and a schedule comparing EBITDA and EBITDAX between periods are included with these schedules as well as guidance for the first quarter and full-year 2017.

ABOUT MURPHY OIL CORPORATION

Murphy Oil Corporation is a global independent oil and natural gas exploration and production company. The company’s diverse resource base includes offshore production in Southeast Asia, Canada and Gulf of Mexico, as well as North America onshore plays in the Eagle Ford Shale, Kaybob Duvernay and Montney. Additional information can be found on the company’s website at http://www.murphyoilcorp.com

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to, increased volatility or deterioration in the level of crude oil and natural gas prices, deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves, reduced customer demand for our products due to environmental, regulatory, technological or other reasons, adverse foreign exchange movements, political and regulatory instability in the markets where we do business, natural hazards impacting our operations, any other deterioration in our business, markets or prospects, any failure to obtain necessary regulatory approvals, any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices, and adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP financial measures that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry, although not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP, and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.

RESERVE REPORTING TO THE SECURITIES EXCHANGE COMMISSION

The SEC requires oil and natural gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this news release, such as “resource”, “gross resource”, “recoverable resource”, “net risked PMEAN resource”, “recoverable oil”, “resource base”, “EUR” or “estimated ultimate recovery” and similar terms that the SEC’s rules prohibit us from including in filings with the SEC. The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the company’s probable and possible reserves in our filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent Annual Report on Form 10-K filed with the SEC and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com.

Investor Contacts:

Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107

Nancy Perkins, nancy_perkins@murphyoilcorp.com, 281-675-9252

Emily McElroy, emily_mcelroy@murphyoilcorp.com, 870-864-6324

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenues
Sales and other operating revenues	$482,988	653,757	1,809,575	2,787,116
Gain (loss) on sale of assets	(1,438)	(28)	1,663	154,155
Interest and other income	24,289	4,365	62,891	91,809
Total revenues	505,839	658,094	1,874,129	3,033,080

Costs and expenses
Lease operating expenses	124,064	188,570	559,360	832,306
Severance and ad valorem taxes	8,158	11,694	43,826	65,794
Exploration expenses	17,951	219,083	101,861	470,924
Selling and general expenses	69,067	68,729	265,210	306,663
Depreciation, depletion and amortization	256,793	301,701	1,054,081	1,619,824
Accretion of asset retirement obligations	11,228	13,228	46,742	48,665
Impairment of assets	–	192,182	95,088	2,493,156
Redetermination expense	39,100	–	39,100	–
Deepwater rig contract exit costs (benefit)	(4,344)	282,001	(4,344)	282,001
Interest expense	45,285	32,720	152,492	124,665
Interest capitalized	(1,004)	(2,218)	(4,322)	(7,290)
Other expense (benefit)	19,596	(3,170)	18,150	78,634
Total costs and expenses	585,894	1,304,520	2,367,244	6,315,342
Loss from continuing operations before income taxes	(80,055)	(646,426)	(493,115)	(3,282,262)
Income tax benefit	(17,275)	(63,192)	(219,172)	(1,026,490)
Loss from continuing operations	(62,780)	(583,234)	(273,943)	(2,255,772)
Loss from discontinued operations, net of income taxes	(1,142)	(3,898)	(2,027)	(15,061)
Net loss	$(63,922)	(587,132)	(275,970)	(2,270,833)
Loss per Common share – Basic
Continuing operations	$(0.36)	(3.39)	(1.59)	(12.94)
Discontinued operations	(0.01)	(0.02)	(0.01)	(0.09)
Net loss	$(0.37)	(3.41)	(1.60)	(13.03)
Loss per Common share – Diluted
Continuing operations	$(0.36)	(3.39)	(1.59)	(12.94)
Discontinued operations	(0.01)	(0.02)	(0.01)	(0.09)
Net loss	$(0.37)	(3.41)	(1.60)	(13.03)
Cash dividends per Common share	$0.25	0.35	1.20	1.40
Average Common shares outstanding (thousands)
Basic	172,201	172,031	172,173	174,351
Diluted	172,201	172,031	172,173	174,351

MURPHY OIL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Thousands of dollars)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016		2015
Operating Activities
Net loss	$(63,922)	(587,132)	(275,970)		(2,270,833)
Adjustments to reconcile net loss to net cash provided by continuing operations activities:
Loss from discontinued operations	1,142	3,898	2,027		15,061
Depreciation, depletion and amortization	256,793	301,701	1,054,081		1,619,824
Impairment of assets	–	192,182	95,088		2,493,156
Amortization of deferred major repair costs	–	1,846	3,794		7,296
Dry hole costs	(179)	176,386	15,047		296,845
Amortization of undeveloped leases	7,589	12,981	43,417		75,312
Accretion of asset retirement obligations	11,228	13,228	46,742		48,665
Deferred and noncurrent income tax benefits	(42,686)	(2,910)	(387,843)		(978,030)
Pretax (gains) losses from disposition of assets	1,438	28	(1,663)		(154,155)
Net (increase) decrease in noncash operating working capital	113,929	(61,962)	(38,689)	[1]	35,064
Other operating activities, net	35,113	36,596	44,764		(4,836)
Net cash provided by continuing operations activities	320,445	86,842	600,795		1,183,369
Investing Activities
Property additions and dry hole costs	(145,280)	(574,667)	(926,948)	[2]	(2,549,736)
Proceeds from sales of property, plant and equipment	521	69	1,155,144		423,911
Purchases of investment securities[3]	(44,661)	(46,536)	(695,879)		(911,787)
Proceeds from maturity of investment securities[3]	48,137	276,745	761,000		1,129,139
Other investing activities, net	(1)	5,890	(7,230)		(13,648)
Net cash provided (required) by investing activities	(141,284)	(338,499)	286,087		(1,922,121)
Financing Activities
Borrowings of debt	–	–	541,444		600,000
Repayments of debt	–	(285,000)	(600,000)		(450,000)
Capital lease obligation payments	(2,639)	(3,278)	(10,447)		(10,434)
Purchase of treasury stock	–	–	–		(250,000)
Withholding tax on stock-based incentive awards	–	–	(1,138)		(8,976)
Issue cost of debt facility	(114)	–	(14,085)		–
Cash dividends paid	(43,049)	(60,209)	(206,635)		(244,998)
Other financing activities, net	–	–	(20)		(153)
Net cash required by financing activities	(45,802)	(348,487)	(290,881)		(364,561)
Cash Flows from Discontinued Operations
Operating activities	631	(10,139)	3,461		(15,005)
Investing activities	–	(29)	–		5,314
Changes in cash included in current assets held for sale	(631)	12,811	(3,461)		192,585
Net increase in cash and cash equivalents of discontinued operations	–	2,643	–		182,894
Effect of exchange rate changes on cash and cash equivalents	(13,655)	2,018	(6,387)		10,294
Net increase (decrease) in cash and cash equivalents	119,704	(595,483)	589,614		(910,125)
Cash and cash equivalents at beginning of period	753,093	878,666	283,183		1,193,308
Cash and cash equivalents at end of period	$872,797	283,183	872,797		283,183

1  2016 balance includes payments for deepwater rig contract exit of $266.7 million.

2  Includes costs of $206.7 million associated with acquisition of Kaybob Duvernay and Placid Montney properties.

3 Investments are Canadian government securities with maturities greater than 90 days at the date of  acquisition.

MURPHY OIL CORPORATION

SCHEDULE OF ADJUSTED LOSS

(A Non-GAAP Financial Measure)

(Unaudited)

(Millions of dollars, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net loss	$(63.9)	(587.1)	(276.0)	(2,270.8)
Discontinued operations loss (gain)	1.1	3.9	2.0	15.0
Loss from continuing operations	(62.8)	(583.2)	(274.0)	(2,255.8)
Mark-to-market loss (gain) on crude oil derivative contracts	28.5	(22.0)	81.2	(37.7)
Foreign exchange gains	(19.4)	(3.7)	(52.3)	(86.7)
Tax benefits on investments in foreign areas	(5.9)	(16.9)	(21.7)	(16.9)
Environmental provisions	4.5	–	4.5	35.8
Deepwater rig contract exit costs (benefit)	(2.8)	183.3	(2.8)	183.3
Oil Insurance Limited dividends	(2.2)	–	(4.5)	(4.5)
Redetermination expense	24.2	–	24.2	–
Materials inventory loss	9.0	–	9.0	–
Impairment of assets	–	123.5	68.9	1,660.0
Syncrude operations, including tax benefits of $68.0 on sale	–	–	(47.9)	–
Income tax benefits associated with Montney midstream divestiture	–	–	(20.9)	–
Restructuring charges	–	–	6.2	14.1
Deferred tax on distributed foreign earnings	–	188.5	–	188.5
Gain on sale of 10% interest in Malaysia	–	–	–	(218.8)
Increase in Alberta corporate tax rate	–	–	–	23.8
Decrease in Malaysia corporate tax rate on certain fields	–	–	–	(21.8)
Total adjustments after taxes	35.9	452.7	43.9	1,719.1
Adjusted loss	$(26.9)	(130.5)	(230.1)	(536.7)
Adjusted loss per diluted share	$(0.16)	(0.76)	(1.34)	(3.08)

Non-GAAP Financial Measures

Presented above is a reconciliation of Net loss to Adjusted loss.  Adjusted loss excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  Adjusted loss is a non-GAAP financial measure and should not be considered a substitute for Net loss as determined in accordance with accounting principles generally accepted in the United States of America.

Note:  Amounts shown above as reconciling items between Net loss and Adjusted loss are presented net of applicable income taxes based on the statutory rate applicable by jurisdiction.  The 2016 pretax and income tax impacts for adjustments shown above are as follows by area of operations.

	Three Months Ended			Twelve Months Ended
	December 31, 2016			December 31, 2016
	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	36.1	(12.6)	23.5	121.5	(42.2)	79.3
Canada	6.2	(1.7)	4.5	129.9	(124.3)	5.6
Malaysia	53.6	(20.4)	33.2	55.1	(21.0)	34.1
Other International	–	(5.9)	(5.9)	2.2	(22.4)	(20.2)
Total E&P	95.9	(40.6)	55.3	308.7	(209.9)	98.8
Corporate:	(23.2)	3.8	(19.4)	(63.0)	8.1	(54.9)
Total adjustments	72.7	(36.8)	35.9	245.7	(201.8)	43.9

Income taxes are presented based on the estimated statutory tax effect each adjustment item had on taxes in the applicable tax jurisdiction.

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION

AND AMORTIZATION (EBITDA)

(A Non-GAAP Financial Measure)

(Unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2016		2015		2016		2015
Loss from continuing operations	$(62.8)		(583.2)		(274.0)		(2,255.8)
Income tax benefit	(17.3)		(63.2)		(219.2)		(1,026.5)
Interest expense	45.3		32.7		152.5		124.7
Interest capitalized	(1.0)		(2.2)		(4.3)		(7.3)
Depreciation, depletion and amortization expense	256.8		301.7		1,054.1		1,619.8
Impairments of assets	–		192.2		95.1		2,493.2
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$221.0	[1]	(122.0)	[2]	804.2	[1]	948.1	[3]
Total barrels of oil equivalents sold (thousands of barrels)	15,518.5		19,044.4		63,901.0		76,580.3
EBITDA per barrel of oil equivalents sold	$14.24		(6.41)		12.59		12.38

Non-GAAP Financial Measures

Presented above is a reconciliation of Loss from continuing operations to Earnings before interest, taxes, depreciation, impairments and amortization (EBITDA).  Management believes EBITDA is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDA is a non-GAAP financial measure and should not be considered a substitute for Net loss or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

1  Includes pre-tax charge for redetermination expense of $39.1 million.

2  Includes pre-tax charge for deepwater rig contract exit costs of $282.0 million.

3 Includes pre-tax gain on sale of 10% interest in Malaysia of $155.1 million and pre-tax charge for deepwater rig contract exit costs of $282.0 million.

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND EXPLORATION (EBITDAX)

(A Non-GAAP Financial Measure)

(Unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2016		2015		2016		2015
Loss from continuing operations	$(62.8)		(583.2)		(274.0)		(2,255.8)
Income tax benefit	(17.3)		(63.2)		(219.2)		(1,026.5)
Interest expense	45.3		32.7		152.5		124.7
Interest capitalized	(1.0)		(2.2)		(4.3)		(7.3)
Depreciation, depletion and amortization expense	256.8		301.7		1,054.1		1,619.8
Impairments of assets	–		192.2		95.1		2,493.2
Exploration expense	18.0		219.1		101.9		470.9
Earnings before interest, taxes, depreciation, amortization and exploration (EBITDAX)	$239.0	[1]	97.1	[2]	906.1	[1]	1,419.0	[3]
Total barrels of oil equivalents sold (thousands of barrels)	15,518.5		19,044.4		63,901.0		76,580.3
EBITDAX per barrel of oil equivalents sold	$15.40		5.10		14.18		18.53

Non-GAAP Financial Measures

Presented above is a reconciliation of Loss from continuing operations to Earnings before interest, taxes, depreciation, impairments, amortization and exploration (EBITDAX).  Management believes EBITDAX is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDAX is a non-GAAP financial measure and should not be considered a substitute for Net loss or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

1  Includes pre-tax charge for redetermination expense of $39.1 million.

2 Includes pre-tax charge for deepwater rig contract exit costs of $282.0 million.

3 Includes pre-tax gain on sale of 10% interest in Malaysia of $155.1 million and pre-tax charge for deepwater rig contract exit costs of $282.0 million.

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended December 31, 2016		Three Months Ended December 31, 2015
	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States	$165.5	(46.9)	298.6	(397.6)
Canada	100.8	0.7	121.2	(5.7)
Malaysia	212.0	36.1	233.9	48.8
Other	–	(15.3)	–	(27.8)
Total exploration and production	478.3	(25.4)	653.7	(382.3)
Corporate and other	27.5	(37.4)	4.4	(200.9)
Revenue/loss from continuing operations	505.8	(62.8)	658.1	(583.2)
Discontinued operations, net of tax	–	(1.1)	–	(3.9)
Total revenues/net loss	$505.8	(63.9)	658.1	(587.1)

	Twelve Months Ended December 31, 2016		Twelve Months Ended December 31, 2015
	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States	$685.7	(205.4)	1,253.6	(615.7)
Canada	365.3	(35.9)	549.7	(583.4)
Malaysia	753.4	171.1	1,131.4	(653.2)
Other	0.2	(54.7)	–	(158.6)
Total exploration and production	1,804.6	(124.9)	2,934.7	(2,010.9)
Corporate and other	69.5	(149.1)	98.4	(244.9)
Revenue/loss from continuing operations	1,874.1	(274.0)	3,033.1	(2,255.8)
Discontinued operations, net of tax	–	(2.0)	–	(15.0)
Total revenues/net loss	$1,874.1	(276.0)	3,033.1	(2,270.8)

Note:  Corporate and other above includes unallocated administrative expenses, interest income and net interest expense, the impacts of foreign exchange, and income taxes associated with these income and expense items.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED DECEMBER 31,  2016 AND 2015

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Three Months Ended December 31, 2016
Oil and gas sales and other revenues	$165.5	100.8	–	212.0	–	478.3
Lease operating expenses	49.0	29.3	–	45.8	–	124.1
Severance and ad valorem taxes	7.1	1.1	–	–	–	8.2
Depreciation, depletion and amortization	144.1	49.2	–	57.8	1.3	252.4
Accretion of asset retirement obligations	4.3	2.7	–	4.2	–	11.2
Redetermination expense	–	–	–	39.1	–	39.1
Deepwater rig contract exit costs (benefit)	(4.3)	–	–	–	–	(4.3)
Exploration expenses
Dry holes	–	–	–	–	(0.2)	(0.2)
Geological and geophysical	(0.1)	0.1	–	–	4.5	4.5
Other	0.6	0.2	–	–	5.3	6.1
	0.5	0.3	–	–	9.6	10.4
Undeveloped lease amortization	6.5	1.1	–	–	–	7.6
Total exploration expenses	7.0	1.4	–	–	9.6	18.0
Selling and general expenses	18.9	7.7		7.3	7.0	40.9
Other expenses (benefits)	(4.3)	7.5	–	17.5	(1.1)	19.6
Results of operations before taxes	(56.3)	1.9	–	40.3	(16.8)	(30.9)
Income tax provisions (benefits)	(9.4)	1.2	–	4.2	(1.5)	(5.5)
Results of operations (excluding corporate overhead and interest)	$(46.9)	0.7	–	36.1	(15.3)	(25.4)

Three Months Ended December 31, 2015
Oil and gas sales and other revenues	$298.6	70.6	50.6	233.9	–	653.7
Lease operating expenses	64.7	21.5	41.3	61.1	–	188.6
Severance and ad valorem taxes	9.4	1.2	1.1	–	–	11.7
Depreciation, depletion and amortization	172.7	40.2	13.4	69.7	1.3	297.3
Accretion of asset retirement obligations	5.3	2.1	1.3	4.5	–	13.2
Deepwater rig contract exit costs	282.0	–	–	–	–	282.0
Impairment of assets	184.2	–	–	8.0	–	192.2
Exploration expenses
Dry holes	166.7	–	–	15.6	(5.9)	176.4
Geological and geophysical	0.8	–	–	6.7	11.7	19.2
Other	1.6	0.2	–	–	8.7	10.5
	169.1	0.2	–	22.3	14.5	206.1
Undeveloped lease amortization	10.7	2.0	–	–	0.3	13.0
Total exploration expenses	179.8	2.2	–	22.3	14.8	219.1
Selling and general expenses	19.9	7.1	0.2	1.2	12.5	40.9
Other benefits	(1.7)	–	–	(1.3)	–	(3.0)
Results of operations before taxes	(617.7)	(3.7)	(6.7)	68.4	(28.6)	(588.3)
Income tax provisions (benefits)	(220.1)	(2.5)	(2.2)	19.6	(0.8)	(206.0)
Results of operations (excluding corporate overhead and interest)	$(397.6)	(1.2)	(4.5)	48.8	(27.8)	(382.3)

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

TWELVE MONTHS ENDED DECEMBER 31,  2016 AND 2015

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Twelve Months Ended December 31, 2016
Oil and gas sales and other revenues	$685.7	301.0	64.3	753.4	0.2	1,804.6
Lease operating expenses	218.6	102.6	69.8	168.4	–	559.4
Severance and ad valorem taxes	37.0	4.3	2.5	–	–	43.8
Depreciation, depletion and amortization	600.5	186.7	16.5	227.7	5.9	1,037.3
Accretion of asset retirement obligations	17.1	10.9	2.4	16.3	–	46.7
Redetermination expense	–	–	–	39.1	–	39.1
Deepwater rig contract exit costs (benefit)	(4.3)	–	–	–	–	(4.3)
Impairment of assets	–	95.1	–	–	–	95.1
Exploration expenses
Dry holes	0.4	–	–	4.5	10.2	15.1
Geological and geophysical	0.5	3.0	–	0.7	9.3	13.5
Other	5.2	0.6	–	–	24.1	29.9
	6.1	3.6	–	5.2	43.6	58.5
Undeveloped lease amortization	38.4	4.5	–	–	0.5	43.4
Total exploration expenses	44.5	8.1	–	5.2	44.1	101.9
Selling and general expenses	68.8	28.6	0.5	15.9	33.6	147.4
Other expenses (benefits)	(3.2)	7.5	–	23.8	(9.9)	18.2
Results of operations before taxes	(293.3)	(142.8)	(27.4)	257.0	(73.5)	(280.0)
Income tax provisions (benefits)	(87.9)	(58.9)	(75.4)	85.9	(18.8)	(155.1)
Results of operations (excluding corporate overhead and interest)	$(205.4)	(83.9)	48.0	171.1	(54.7)	(124.9)

Twelve Months Ended December 31, 2015
Oil and gas sales and other revenues	$1,253.6	346.3	203.4	1,131.4	–	2,934.7
Lease operating expenses	312.0	102.4	166.0	251.9	–	832.3
Severance and ad valorem taxes	55.9	4.8	5.1	–	–	65.8
Depreciation, depletion and amortization	794.9	211.2	50.7	544.9	6.2	1,607.9
Accretion of asset retirement obligations	20.2	7.2	5.4	15.9	–	48.7
Deepwater rig contract exit costs	282.0	–	–	–	–	282.0
Impairment of assets	329.1	683.6	–	1,480.5	–	2,493.2
Exploration expenses
Dry holes	241.3	–	–	29.7	25.8	296.8
Geological and geophysical	8.6	–	–	7.9	33.4	49.9
Other	8.3	0.7	–	–	39.8	48.8
	258.2	0.7	–	37.6	99.0	395.5
Undeveloped lease amortization	59.2	14.4	–	–	1.8	75.4
Total exploration expenses	317.4	15.1	–	37.6	100.8	470.9
Selling and general expenses	88.1	25.5	1.0	5.8	56.8	177.2
Other expenses	6.7	43.9	–	15.9	12.1	78.6
Results of operations before taxes	(952.7)	(747.4)	(24.8)	(1,221.1)	(175.9)	(3,121.9)
Income tax provisions (benefits)	(337.0)	(191.2)	2.4	(567.9)	(17.3)	(1,111.0)
Results of operations (excluding corporate overhead and interest)	$(615.7)	(556.2)	(27.2)	(653.2)	(158.6)	(2,010.9)

MURPHY OIL CORPORATION

PRODUCTION-RELATED EXPENSES

(Dollars per barrel of oil equivalents sold)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
United States – Eagle Ford Shale
Lease operating expense	$8.38	8.46	9.10	10.27
Severance and ad valorem taxes	1.69	1.79	2.07	2.50
Depreciation, depletion and amortization (DD&A) expense	27.64	24.66	25.83	26.71
United States – Gulf of Mexico
Lease operating expense	$10.68	10.39	9.28	9.42
Severance and ad valorem taxes	0.01	0.02	0.02	0.01
DD&A expense	21.81	22.13	23.06	22.60
Canada – Conventional operations
Lease operating expense	$6.27	5.18	5.88	6.18
Severance and ad valorem taxes	0.23	0.29	0.25	0.29
DD&A expense	10.54	9.70	10.69	12.74
Canada – Synthetic oil operations[1]
Lease operating expense	$–	34.32	41.15	38.88
Severance and ad valorem taxes	–	0.90	1.46	1.20
DD&A expense	–	11.14	9.72	11.90
Malaysia – Sarawak
Lease operating expense	$4.80	6.47	5.41	7.82
DD&A expense	7.50	8.02	8.68	18.78
Malaysia – Block K
Lease operating expense	$13.64	12.38	11.23	13.20
DD&A expense	15.24	13.52	13.60	26.25
Total oil and gas operations
Lease operating expense	$7.99	9.90	8.75	10.87
Severance and ad valorem taxes	0.53	0.61	0.69	0.86
DD&A expense	16.27	15.62	16.24	21.00
Total oil and gas operations – excluding synthetic oil operations
Lease operating expense	$7.99	8.25	7.87	9.21
Severance and ad valorem taxes	0.53	0.59	0.66	0.84
DD&A expense	16.27	15.93	16.41	21.53

1 The Company sold its 5% non-operated interest in Syncrude Canada Ltd. on June 23, 2016.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited)

(Millions of dollars)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016		2015
Capital expenditures
Exploration and production
United States	$92.0	347.5	275.9		1,521.3
Canada	46.8	44.3	364.9	[2]	185.6
Malaysia	26.6	82.5	106.6		282.1
Other	9.7	21.4	42.4		138.2
Total	175.1	495.7	789.8		2,127.2
Corporate	1.0	22.4	21.7		59.9
Total capital expenditures	176.1	518.1	811.5		2,187.1
Charged to exploration expenses[1]
United States	0.5	169.1	6.1		258.2
Canada	0.3	0.2	3.6		0.7
Malaysia	–	22.3	5.2		37.6
Other	9.6	14.5	43.6		99.0
Total charged to exploration expenses	10.4	206.1	58.5		395.5
Total capitalized	$165.7	312.0	753.0		1,791.6
[1] Excludes amortization of undeveloped leases	$7.6	13.0	43.4		75.4

2 Includes costs of $206.7 million associated with acquisition of Kaybob Duvernay and Placid Montney properties in Western Canada.

MURPHY OIL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)
(Millions of dollars)

	December 31, 2016	December 31, 2015[1]
Assets
Cash and cash equivalents	$872.8	283.2
Canadian government securities	111.5	173.3
Other current assets	574.8	940.7
Property, plant and equipment – net	8,316.2	9,818.4
Other long-term assets	418.4	278.2
Total assets	$10,293.7	11,493.8
Liabilities and Stockholders' Equity
Current maturities of long-term debt	$569.8	18.9
Other current liabilities	925.6	1,655.7
Long-term debt[2]	2,422.7	3,040.6
Other long-term liabilities	1,455.2	1,471.9
Total stockholders' equity	4,920.4	5,306.7
Total liabilities and stockholders' equity	$10,293.7	11,493.8

1 Reclassified to conform to current presentation.

2 Includes a capital lease on production equipment of $195.8 million at December 31, 2016 and $209.8 million at December 31, 2015.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net crude oil and condensate produced – barrels per day	94,829	119,017	103,400	126,400
United States – Eagle Ford Shale	33,083	44,069	35,858	47,325
– Gulf of Mexico	11,125	13,105	12,372	13,794
Canada – light	1,805	148	1,046	115
– heavy	2,869	3,869	2,766	5,341
– offshore	9,493	7,442	8,737	7,421
– synthetic[1]	–	13,089	4,637	11,699
Malaysia[1] – Sarawak	13,596	13,925	13,365	15,249
– Block K	22,858	23,370	24,619	25,456
Net crude oil and condensate sold – barrels per day	96,096	125,622	102,405	128,369
United States – Eagle Ford Shale	33,083	44,068	35,858	47,326
– Gulf of Mexico	11,125	13,105	12,372	13,794
Canada – light	1,805	148	1,046	115
– heavy	2,869	3,869	2,766	5,341
– offshore	9,810	6,895	8,886	7,151
– synthetic[1]	–	13,089	4,637	11,699
Malaysia[1] – Sarawak	13,774	12,838	12,464	16,360
– Block K	23,630	31,610	24,376	26,583
Net natural gas liquids produced – barrels per day	9,083	9,651	9,227	10,234
United States – Eagle Ford Shale	6,801	7,006	6,929	7,558
– Gulf of Mexico	1,010	1,931	1,302	1,998
Canada	354	12	210	10
Malaysia[1] – Sarawak	918	702	786	668
Net natural gas liquids sold – barrels per day	8,776	9,297	9,161	10,172
United States – Eagle Ford Shale	6,801	7,006	6,929	7,558
– Gulf of Mexico	1,010	1,931	1,302	1,998
Canada	354	12	210	10
Malaysia[1] – Sarawak	611	348	720	606
Net natural gas sold – thousands of cubic feet per day	382,842	432,509	378,163	427,614
United States – Eagle Ford Shale	33,880	35,636	35,789	38,304
– Gulf of Mexico	11,971	37,369	17,242	49,068
Canada	215,306	204,599	208,682	196,774
Malaysia[1] – Sarawak	115,473	134,442	106,380	121,650
– Block K	6,212	20,463	10,070	21,818
Total net hydrocarbons produced – equivalent barrels per day[2]	167,719	200,753	175,654	207,903
Total net hydrocarbons sold – equivalent barrels per day[2]	168,679	207,004	174,593	209,809

1  The Company sold a 10% interest in Malaysia properties on January 29, 2015.  The Company sold its 5% non-operated interest in Syncrude Canada Ltd. on June 23, 2016.  Production in this table includes production for these sold interests through the date of disposition.

2  Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Weighted average sales prices
Crude oil and condensate – dollars per barrel
United States – Eagle Ford Shale	$46.99	44.46	42.11	48.14
– Gulf of Mexico	45.43	38.27	41.63	46.80
Canada[1] – light	43.69	36.61	42.01	41.06
– heavy	22.87	15.50	16.40	23.28
– offshore	50.07	38.18	43.12	50.54
– synthetic	–	42.05	35.59	47.56
Malaysia – Sarawak[2]	52.19	44.25	46.02	50.13
– Block K2	49.69	44.50	45.27	51.50
Natural gas liquids – dollars per barrel
United States – Eagle Ford Shale	$15.99	10.08	11.51	11.18
– Gulf of Mexico	16.86	11.68	12.84	12.82
Canada[1]	21.43	–	20.63	22.31
Malaysia – Sarawak[2]	41.55	45.15	38.30	50.55
Natural gas – dollars per thousand cubic feet
United States – Eagle Ford Shale	$2.50	1.74	1.88	2.24
– Gulf of Mexico	2.43	1.88	1.92	2.36
Canada[1]	2.13	2.13	1.72	2.35
Malaysia – Sarawak[2]	3.23	3.81	3.21	4.23
– Block K2	0.25	0.23	0.25	0.23

1  U.S. dollar equivalent.

2  Prices are net of payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION

COMMODITY HEDGE POSITIONS

AS OF JANUARY 23, 2017

			Volumes	Price	Remaining Period
Area	Commodity	Type	(Bbl/d)	(USD/Bbl)	Start Date	End Date
United States	WTI	Fixed price derivative swap	22,000	$50.41	1/1/2017	12/31/2017

			Volumes	Price	Remaining Period
Area	Commodity	Type	(MMcf/d)	(CAD/Mcf)	Start Date	End Date
Montney	Natural Gas	Fixed price forward sales	124	C$2.97	1/1/2017	12/31/2017
Montney	Natural Gas	Fixed price forward sales	59	C$2.81	1/1/2018	12/31/2020

MURPHY OIL CORPORATION

FIRST QUARTER 2017 GUIDANCE

	Liquids	Gas
	BOPD	MCFD
Production – net
U.S. – Eagle Ford Shale	41,500	31,000
– Gulf of Mexico	13,000	15,500
Canada – Tupper Montney	–	211,500
– Kaybob Duvernay and Placid Montney	2,000	11,000
– Offshore	11,000	–
Malaysia – Sarawak	13,500	111,000
– Block K	22,500	7,000

Total net production (BOEPD)		166,000 – 170,000
Total net sales (BOEPD)		158,000 – 162,000
Realized oil prices ($ per barrel):
Malaysia – Sarawak		$54.23
– Block K		$52.26
Realized natural gas price ($ per MCF):
Malaysia – Sarawak		$3.50
Exploration expense ($ millions)		$25.0
FULL YEAR 2017 GUIDANCE
Total production (BOEPD)		162,000 to 168,000
Capital expenditures ($ millions)		$890.0